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                                                                   EXHIBIT 99.11

                            V-TWIN ACQUISITIONS, INC.
                                1707 H Street, NW
                                    Suite 200
                               Washington DC 20006

                        Information Statement Pursuant to
                         Section 14(f) of the Securities
                 Exchange Act of 1934 and Rule 14f-1 Thereunder

                                  INTRODUCTION

This Information Statement is being mailed on or before July 31, 1999, to holders of record on July 15, 1999, of shares of Common Stock, $.001 par value ("Common Stock"), of V-Twin Acquisitions, Inc., a District of Columbia corporation (the "Company"). This Information Statement is being delivered to provide information regarding the voting for by the shareholders for the membership of the board of directors of the Company.

                         INDIVIDUALS SLATED FOR ELECTION
                       TO THE COMPANY'S BOARD OF DIRECTORS

The following table sets forth certain information with respect to the proposed members of the Board of Directors of the Company:

NAME AND ADDRESS                         NUMBER OF SHARES                 AGE
                                         BENEFICIALLY OWNED
Ted Schwartzbeck                         850,135                          37
c/o Cycle Sport
632 Grant Street
Herndon  VA  20170

Jay Pignatello                           328,545                          29
c/o Cycle Sport
632 Grant Street
Herndon  VA  20170

David Settle                              - 0 -                           38
c/o Cycle Sport
632 Grant Street
Herndon  VA  20170

Richard Paone                             - 0 -                           39
c/o Cycle Sport
632 Grant Street
Herndon  VA  20170

Ted L. Schwartzbeck - Mr. Schwartzbeck studied at the University of Miami prior to beginning his business career. He is the President and CEO of the Company. For the past 15 years he has been vice president of Century Steel Products, Inc., a specialty steel manufacturer in Sterling, Virginia, and has also been President and CEO of Century Industries, Inc. He has served on the Company's Board of Directors since its inception.

Richard J. Paone - Mr. Paone serves as the Company's Chief Financial Officer and Director. Mr. Paone was the Managing Director of Investment Banking and Syndication at LT Lawrence & Co. from 1995 to 1998; Vice President of Investment Banking with Coleman & Company and RAS Securities during 1994 and 1995; Vice President of Investment Banking/Leveraged Buyouts with Weatherly Financial Group from 1992 to 1994; and Vice President of Investment



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Banking/Mergers & Acquisitions with Henry Ansbacher from 1988 to 1991. From 1984 to 1988 Mr. Paone founded and operated a direct marketing business which he later sold.

Mr. Paone received a Masters of Business Administration in Banking and Financial Markets from Adelphi University and a Bachelor of Arts in Economics from the State University of New York at Stony Brook.

David L. Settle - Mr. Settle raced motocross motorcycles in Maryland and won several prestigious races from 1974 through 1994, from age 13 through age 33. He completed his racing days with the #5 plate in the Seniors class in the State of Maryland. He subsequently served with the U.S. State Department for several years as Supervisor of Foreign Embassy Elevator Maintenance, coordinating and supervising a substantial field service force. Mr. Settle has served on the Company's Board of Directors since its inception and acts as it Vice President of Operations.

A. Jay Pignatello - Mr. Pignatello graduated from the University of Pennsylvania in 1992. He is the Vice President of Corporate Development and Secretary of the Company. He worked as a legal assistant for the law firms of Arent, Fox and Reed, Smith in Washington DC from 1992 to 1996. From 1996 to 1998 Mr. Pignatello worked with US Insurance Brokers, Inc. as a Vice President and served on the Board of Century Industries, Inc. He has served on the Company's Board of Directors since its inception.

            SECURITY OWNERSHIP OF 5% BENEFICIAL OWNERS AND MANAGEMENT

         As of July 31, 1999, there were 3,600,000 shares of Common Stock (par value $.001) of the Company issued and outstanding of V-Twin. The following table sets forth as of July 15, 1999, the name and address of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock deemed outstanding at such date, the number of shares owned by each such persons and by each of the current directors and by the current directors and executive officers of the Company as a group, and the nature of such ownership, and the percentage of the outstanding shares of Common Stock represented thereby.


NAME AND ADDRESS                                    TITLE OF CLASS              NUMBER OF SHARES
                                                                                BENEFICIALLY OWNED           PERCENTAGE OF CLASS
Ted Schwartzbeck                                    Common Voting               850,135                      24%
c/o Cycle Sport
632 Grant Street
Herndon  VA  20170

Jay Pignatello                                      Common Voting               328,545                      9%
c/o Cycle Sport
632 Grant Street
Herndon  VA  20170

There are no additional persons or entities which are known to be the beneficial owner of more than 5% of the Company's single class of shares.

                                   MANAGEMENT

The following sets forth certain information as to the current directors, executive officers and significant employees of the Company.


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TED L. SCHWARTZBECK

Please see above information for Mr. Schwartzbeck under the section entitled "INDIVIDUALS SLATED FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS".

RICHARD J. PAONE

Please see above information for Mr. Paone under the section entitled "INDIVIDUALS SLATED FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS".

DAVID L. SETTLE

Please see above information for Mr. Settle under the section entitled "INDIVIDUALS SLATED FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS".

A. JAY PIGNATELLO

Please see above information for Mr. Pignatello under the section entitled "INDIVIDUALS SLATED FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS".

There does exist a family relationship between two of the directors and officers of the Company. Mr. Schwartzbeck and Mr. Settle are cousins. This is their first business interest together.

The Company has no standing audit, nominating or compensation committees of the Board of directors, or committees performing such similar functions. The Company anticipates creating an audit committee once a five member board of the Company is established.

The Company's Board of Directors held 3 formal meetings during the fiscal year ended June 30, 1999. No director of V-Twin attended less than 75% of the aggregate number of meetings of the Board of Directors during such fiscal year.

        COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Compensation of Executive Officers and Directors

No Officer or Director receives any compensation from the Company. The Officers contemplate receiving a moderate compensation package for their efforts upon the completion of the purchase of a sufficient number of dealerships to justify such compensation.

In the following table names have been abbreviated.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------
V-Twin Acquisitions, Inc.
Name and                                               Restricted     All
Position        Year   Salary ($)  Bonus  Other($)    stock awards   Other
--------------------------------------------------------------------------------
Jay Pignatello  1999     -0-        -0-     -0-            -0-        -0-
Ted Beck        1999     -0-        -0-     -0-            -0-        -0-
David L. Settle 1999     -0-        -0-     -0-            -0-        -0-
Richard Paone   1999     -0-        -0-     -0-            -0-        -0-
--------------------------------------------------------------------------------

No officer or director has received any other remuneration. Until the Company acquires additional capital, it is not intended that any officer or



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director will receive compensation from the other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers, or other employees at this time, but the Board of Directors may recommend adoption of one or more such programs in the future, as the creation of a stock option plan was previously approved by the shareholders of the Company at the first annual meeting on August 31, 1998. The Company was a private company at August 31, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

There are not any related party transactions to be reported other than those previously described in the Form 10-SB, as filed.

Legal Proceedings

The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

No director, officer, or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer, or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

This Information Statement is provided to you for information purposes only. No action on your part is sought or required.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Shareholders"), to file reports of ownership and changes of ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed.

         The Company believes that, during the last fiscal year, the following forms required to be filed under Section 16(a) were not filed: (i) Mr. Schwartzbeck failed to file one Form 3 upon the effectiveness of the registration of the Company's equity securities under the Exchange Act on Form 10-SB and subsequently failed to file a Form 5 to reflect the failure to file such Form 3.

July 31, 1999



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